FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT (the "First Amendment") to the Employment Agreement dated as of the 1st day of October, 1998, is entered into as of the ___ day of ______, 1999 by and between Tech Laboratories, Inc., with its principal place of business at 955 Belmont Avenue, North Haledon, NJ (the "Company"), and Bernard
M. Ciongoli, residing at 17 Liberty Ridge Trail, Totowa, NJ (the "Executive"). The Company and the Executive are individually referred to as a "Party" and collectively referred to as the "Parties."

     WHEREAS, the undersigned are the Parties to an Employment Agreement dated as of October 1, 1998 (the "Employment Agreement"); and

     WHEREAS, under Paragraph 16 of the Employment Agreement the Parties may amend the Employment Agreement in a writing signed by the Parties;

     NOW, THEREFORE, the Parties hereby amend the Employment Agreement as follows:

     FIRST: Paragraph 1 of said Employment Agreement is hereby deleted in its entirety and the following new paragraph is hereby inserted in lieu thereof:

     Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive, and the Executive hereby agrees to enter into the employ of the Company, or any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the 1st day of October, 1998, and continuing for a period of five (5) years from such date (the "Term of Employment"). At the end of the initial Term of Employment, this Agreement shall automatically be renewed for an additional three (3) year period, unless either Party provides at least one hundred eighty
(180) days written notice of its decision not to renew the Agreement.

     SECOND: Paragraph 6 of said Employment Agreement is hereby deleted in its entirety and the following new paragraph is hereby inserted in lieu thereof:

     In addition, the Executive will receive a cash bonus of two percent (2%) of the Company sales in excess of one million dollars ($1,000,000) in each fiscal year that ends during the Term of Employment, beginning with the fiscal year ending December 31, 1998, which bonus shall be paid on or before of February 15 of each year. On the 1st day of October of each year of the Term of Employment, the Company will grant to Executive, pursuant to a stock option agreement, stock options to purchase up to one hundred thousand (100,000) shares of the Company's common stock, exercisable for a period of five (5) years from their date of vesting, at a price of fifty cents $.50 per share. Pursuant to said stock option agreement, the common stock underlying the options shall have, among other provisions, customary registration rights and provide for the cashless exercise of the vested options.

     IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be entered into as of the date and year herein above first set forth.



TECH LABORATORIES, INC.
Board of Directors

By:
   --------------------------
Name:


By:
   --------------------------
Name:


By:
   --------------------------
Name:


EXECUTIVE


By:
   --------------------------
Bernard M. Ciongoli